Exhibit 4.12

DRAFT 2: 06.11.03

                       THIRD ISSUER BANK ACCOUNT AGREEMENT

                                 DATED [ ], 2003

                         PERMANENT FINANCING (NO. 3) PLC
                                 as Third Issuer

                                       and

                                   HALIFAX plc
                          as Third Issuer Cash Manager

                                       and

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                          as Third Issuer Account Bank

                                       and

                              THE BANK OF NEW YORK
                               as Security Trustee

        * Details of the Third Issuer Transaction Account to be confirmed


                                 ALLEN & OVERY
                                     London

                                    CONTENTS

Clause                                                                      Page

1.  Definitions and Interpretation.............................................1
2.  The Third Issuer Transaction Account.......................................1
3.  Payments...................................................................3
4.  Mandates and Statements....................................................4
5.  Acknowledgement by the Third Issuer Account Bank...........................4
6.  Certification, Indemnity and Acceleration Notice...........................6
7.  Change of Security Trustee or Third Issuer Account Bank....................6
8.  Termination................................................................7
9.  Further Assurance.........................................................10
10. Confidentiality...........................................................10
11. Costs.....................................................................10
12. Notices...................................................................10
13. Interest..................................................................11
14. Withholding...............................................................11
15. Tax Status................................................................12
16. Entire Agreement..........................................................12
17. Variation and Waiver......................................................12
18. Assignment................................................................12
19. The Security Trustee......................................................13
20. Exclusion of Third Party Rights...........................................13
21. Counterparts..............................................................13
22. Governing Law.............................................................13
23. Submission to Jurisdiction................................................13

Schedule

1.  Form of Third Issuer Transaction Account Mandate..........................14
2.  Form of Notice of Charge and Acknowledgement..............................15
    Part 1   Notice of Charge - Third Issuer Transaction Account..............15
    Part 2   Acknowledgement - Third Issuer Transaction Account...............17

Signatories...................................................................18

THIS THIRD ISSUER BANK ACCOUNT AGREEMENT is made on [         ], 2003

BETWEEN:

(1) PERMANENT FINANCING (NO. 3) PLC (registered number 4907355), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the Third Issuer);

(2) HALIFAX plc (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG in its capacity as Third Issuer Cash Manager;

(3) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of Parliament of Scotland in 1695 and having its head office at The Mound, Edinburgh EH1 1YZ, acting in its capacity as Third Issuer Account Bank from the branch located at (in the case of the Third Issuer Transaction Account) 116 Wellington Street, Leeds LS1 4LT; and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, in its capacity as Security Trustee.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Sidley Austin
      Brown & Wood on o, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and
      Construction Schedule and the Third Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction
      Schedule and the Third Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule shall prevail.

2.    THE THIRD ISSUER TRANSACTION ACCOUNT

2.1   Instructions from Third Issuer Cash Manager to Third Issuer Account Bank

      Subject to Clause 6.3, the Third Issuer Account Bank shall comply with any direction of the Third Issuer Cash Manager to effect a payment by debiting the Third Issuer Transaction Account if such direction (a) is in writing, is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, or is given by the internet banking service provided by the Third Issuer Account Bank and (b) complies with the Third Issuer Transaction Account Mandate.


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2.2   Timing of Payment

      Without  prejudice  to the  provisions  of Clause  3.2,  the Third  Issuer
      Account Bank agrees that if directed pursuant to Clause 2.1 to make any payment then, subject to Clauses 2.4 and 6.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than 12.00 p.m. on any London Business Day, the Third Issuer Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day.

2.3   Third Issuer Transaction Account Charges

      The charges of the Third Issuer Account Bank for the operation of the Third Issuer Transaction Account shall be debited to the Third Issuer Transaction Account only on the first day of each month (or, if such day is not a London Business Day, the next London succeeding Business Day) in accordance with the order of priority set out in the Third Issuer Cash Management Agreement, or, following enforcement of the Third Issuer Security, the Third Issuer Deed of Charge, and the Third Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Third Issuer Account Bank.

2.4   No Overdrawn Balance

      Notwithstanding the provisions of Clause 2.1, amounts shall only be withdrawn from the Third Issuer Transaction Account to the extent that such withdrawal does not cause the Third Issuer Transaction Account to become overdrawn.

2.5   Termination of Third Issuer Currency Swaps

      In the event of the termination of the Dollar Currency Swaps and/or the Euro Currency Swaps, the Third Issuer shall instruct the Third Issuer Cash Manager to open, as necessary, the relevant Third Issuer Non-Sterling Account at the Third Issuer Non-Sterling Account Bank.

2.6   Operation of Third Issuer Non-Sterling Account

      In the event that a Third Issuer Non-Sterling Account is created, the relevant account shall be operated in accordance with the following provisions:

      (a) subject to Clause 6.3, the Third Issuer Non-Sterling Account Bank shall comply with any direction of the Third Issuer Cash Manager to effect a payment by debiting the Third Issuer Non-Sterling Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, and (ii) complies with the mandates of the Third Issuer Non-Sterling Account;

      (b) the Third Issuer Non-Sterling Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the mandates of the Third Issuer Non-Sterling Account, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Third Issuer Cash Manager from time to time to the Third Issuer Non-Sterling Account Bank and no delay in giving (or the absence of giving) the written confirmation of


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            any such direction  shall affect the validity of, or time of giving, the relevant telephone direction;

      (c) without prejudice to the provisions of Clause 3.2, the Third Issuer Non-Sterling Account Bank agrees that if directed pursuant to Clause 2.6(a) to make any payment then, subject to Clauses 2.6(e) and 6.3 below, it will do so prior to close of business on the London Business Day on which such direction is received and for value that day provided that, if any direction is received later than 3.15 p.m. (or, in the case of a payment to an account held by a member bank of the Association for Payment Clearing Services (APACS) within the town clearing area, 3.45 p.m. or, in the case of a payment to another account with the Third Issuer Non-Sterling Account Bank at the same branch, 4.00 p.m.) on any London Business Day, the Third Issuer Non-Sterling Account Bank shall make such payment at the commencement of business on the following London Business Day for value that day;

      (d) the charges of the Third Issuer Non-Sterling Account Bank for the operation of the Third Issuer Non-Sterling Account shall be debited to the Third Issuer Non-Sterling Account only on each Interest Payment Date in accordance with the order of priority set out in the Third Issuer Cash Management Agreement or following enforcement of the Third Issuer Security, the Third Issuer Deed of Charge, and the Third Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Third Issuer Non-Sterling Account Bank; and

      (e) notwithstanding the provisions of Clause 2.6(a), and subject to the Third Issuer Deed of Charge, amounts shall only be withdrawn from the Third Issuer Non-Sterling Account to the extent that such withdrawals do not cause the Third Issuer Non-Sterling Account to become overdrawn.

3.    PAYMENTS

3.1   Instructions from the Third Issuer Cash Manager

(a) The Third Issuer Cash Manager shall, no later than 11.00 a.m. on the fourth London Business Day before the date upon which any payment is due to be made from the Third Issuer Transaction Account (including the payments due to be made on each Interest Payment Date), submit to the Third Issuer Account Bank irrevocable written instructions, or instructions by way of the internet banking service provided by the Third Issuer Account Bank as to the payments to be made out of the relevant accounts on such date.

(b) The Third Issuer Account Bank shall comply with the instructions described in Clause 3.1(a) and shall effect the payments specified in such instructions not later than the time specified for payment therein (provided that the Third Issuer Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Third Issuer Transaction Account Mandate.

3.2   Timing of Payment

      The Third Issuer Account Bank agrees that it will, not later than 11.00 a.m. (London time) on the second London Business Day prior to each Interest Payment Date, confirm to the Third Issuer Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment to the Principal Paying Agent on the relevant Interest Payment


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      Date and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

4.    MANDATES AND STATEMENTS

4.1   Signing and Delivery of Mandates

      The Third Issuer has delivered to the Third Issuer Account Bank prior to the Third Issuer Closing Date the Third Issuer Transaction Account Mandate in or substantially in the form set out in Schedule 1 hereto duly executed and relating to the Third Issuer Transaction Account, and the Third Issuer Account Bank hereby confirms to the Security Trustee that the Third Issuer Transaction Account Mandate has been provided to it, that the Third Issuer Transaction Account is open and that the Third Issuer Transaction Account Mandate is operative. The Third Issuer Account Bank acknowledges that the Third Issuer Transaction Account Mandate and any other mandates delivered from time to time pursuant hereto shall be subject to the terms of the Third Issuer Deed of Charge and this Agreement.

4.2   Amendment or Revocation

      The Third Issuer Account Bank agrees that it shall notify the Security Trustee as soon as is reasonably practicable and in accordance with Clause 12 if it receives any amendment to or revocation of the Third Issuer Transaction Account Mandate that it holds (other than a change of Authorised Signatory) and shall require the prior written consent of the Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory) but, unless the Third Issuer Transaction Account Mandate is revoked, the Third Issuer Account Bank may continue to comply with the amended Third Issuer Transaction Account Mandate (as it may from time to time be amended in accordance with the provisions of this Clause 4.2) unless it receives notice in writing from the Security Trustee to the effect that a Third Issuer Note Acceleration Notice has been served or that the appointment of Halifax plc as Third Issuer Cash Manager under the Third Issuer Cash Management Agreement has been terminated and shall, thereafter, act solely on the instructions of the Security Trustee and in accordance with the terms thereof as provided in Clause 6.3 of this Agreement.

4.3   Statements

      The Third Issuer Account Bank shall, within three London Business Days of the statement date, submit monthly written statements to the Third Issuer Cash Manager setting out the amounts standing to the credit of the Third Issuer Transaction Account at the close of business on the London Business Day immediately preceding the relevant statement date.

5.    ACKNOWLEDGEMENT BY THE THIRD ISSUER ACCOUNT BANK

5.1   Restriction on Third Issuer Account Bank's Rights

      Notwithstanding anything to the contrary in the Third Issuer Transaction Account Mandate, the Third Issuer Account Bank hereby:

      (a) waives any right it has or may hereafter acquire to combine, consolidate or merge the Third Issuer Transaction Account with any other account of the Third Issuer Cash Manager, the Third Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person or any liabilities of the Third Issuer Cash Manager, the Third Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person to it;


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      (b)   agrees  that  it may  not  exercise  any  lien,  or,  to the  extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to its Third Issuer Transaction Account in or towards satisfaction of any liabilities of the Third Issuer Cash Manager, the Third Issuer, the Mortgages Trustee, Funding 1, the Seller, the Security Trustee or any other person owing to it;

      (c) in addition to and without prejudice to its rights and obligations as a Third Issuer Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Third Issuer, or procure the winding-up or liquidation of the Third Issuer or the making of an administration order in relation to the Third Issuer or the filing of documents with the court in relation to the Third Issuer or the service of a notice of intention to appoint an administrator in relation to the Third Issuer in respect of any of the liabilities of the Third Issuer whatsoever other than to the extent expressly permitted under the Third Issuer Deed of Charge;

      (d) agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Third Issuer pursuant to the Transaction Documents subject always to and in accordance with the order of priority set out in the Third Issuer Deed of Charge;

      (e) agrees that it will notify, in accordance with Clause 12, the Third Issuer Cash Manager, the Third Issuer and the Security Trustee if compliance with any instruction would cause the Third Issuer Transaction Account to have a negative balance, such notification to be given on the same London Business Day that it determines that compliance with such instruction would cause any such account to have a negative balance; and

      (f) acknowledges that the Third Issuer has, pursuant to the Third Issuer Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to, all sums from time to time standing to the credit of the Third
            Issuer Transaction Account and all of its rights under this Agreement to the Security Trustee.

5.2   Notice of Assignment and Acknowledgement

      The Third Issuer Account Bank agrees that promptly upon receipt of a notice of charge signed by the Third Issuer, in (or substantially in) the form of notice set out in Part 1 of Schedule 2 hereto, the Third Issuer Account Bank shall sign and duly return to the Third Issuer, with a copy to the Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 2 of Schedule 2.

5.3   Monthly Statement

      Unless and until directed otherwise by the Security Trustee in accordance with Clause 12, the Third Issuer Account Bank shall provide each of the Third Issuer Cash Manager, the Third Issuer and the Security Trustee with a written statement in respect of its Third Issuer Transaction Account on a monthly basis and also as soon as reasonably practicable after receipt of a request for a statement. The Third Issuer Account Bank is hereby authorised by the Third Issuer to provide statements in respect of the Third Issuer Transaction Account to the Third Issuer Cash Manager and the Security Trustee.


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6.    CERTIFICATION, INDEMNITY AND ACCELERATION NOTICE

6.1 Third Issuer Account Bank to Comply with Third Issuer Cash Manager's Instructions

      Unless otherwise directed in writing by the Security Trustee pursuant to Clause 6.3, in making any transfer or payment from the Third Issuer Transaction Account in accordance with this Agreement, the Third Issuer Account Bank shall be entitled to act as directed by the Third Issuer Cash Manager pursuant to Clauses 2.1 and 3.1 or pursuant to Clauses 2.5 and 3.2, as the case may be, and to rely as to the amount of any such transfer or payment on the Third Issuer Cash Manager's instructions in accordance with the Third Issuer Transaction Account Mandate, and the Third Issuer Account Bank shall have no liability to the Third Issuer Cash Manager, the Third Issuer or the Security Trustee for having acted on such instructions except in the case of its wilful default, fraud or negligence.

6.2   Third Issuer's Indemnity

      Subject to the priority of payments set out in the Third Issuer Deed of Charge, the Third Issuer shall indemnify the Third Issuer Account Bank or, pursuant to Clause 6.3, the Security Trustee, as the case may be to the extent of funds then standing to the credit of the relevant Third Issuer Transaction Account against any loss, cost, damage, charge or expense incurred by the Third Issuer Account Bank or the Security Trustee, as the case may be, in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

      (a) the charges of the Third Issuer Account Bank (if any) for the operation of its Third Issuer Transaction Account other than as provided in this Agreement; and

      (b) any loss, cost, damage, charge or expense arising from any breach by the Third Issuer Account Bank of its obligations under this Agreement.

6.3 Consequences of an Third Issuer Intercompany Loan Acceleration Notice or a Third Issuer Note Acceleration Notice

      The Third Issuer Account Bank acknowledges that, if it receives notice in writing from the Security Trustee to the effect that (a) the Security Trustee has served (i) a Third Issuer Intercompany Loan Acceleration Notice, or (ii) a Third Issuer Note Acceleration Notice, or (b) that the appointment of Halifax plc as Third Issuer Cash Manager under the Third Issuer Cash Management Agreement has been terminated (but without prejudice to Clause 6.1 above) all right, authority and power of the Third Issuer Cash Manager in respect of the Third Issuer Transaction Account shall be terminated and be of no further effect and the Third Issuer Account Bank agrees that it shall, upon receipt of such notice from the Security Trustee, comply with the directions of the Security Trustee or any successor cash manager appointed by the Security Trustee (subject to such successor cash manager having entered into an agreement with the Third Issuer Account Bank on substantially the same terms as this Agreement) in relation to the operation of the Third Issuer Transaction Account.

7.    CHANGE OF SECURITY TRUSTEE OR THIRD ISSUER ACCOUNT BANK

7.1   Change of Security Trustee

      In the event that there is any change in the identity of the Security Trustee or an additional Security Trustee is appointed in accordance with the provisions of the Third Issuer Deed of Charge, the existing Security Trustee, the new Security Trustee or the retiring Security Trustee, as the case may be, the Third Issuer Cash Manager, the Third Issuer and the Third


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      Issuer  Account Bank shall execute such documents and take such actions as such of the new Security Trustee and the retiring Security Trustee or, as the case may be, the existing Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Security Trustee the rights, benefits and obligations of the Security Trustee under this Agreement and releasing the retiring Security Trustee from its future obligations hereunder.

7.2   Change of Third Issuer Account Bank

      If there is any change in the identity of the Third Issuer Account Bank, then the Third Issuer Cash Manager, the Third Issuer, the Security Trustee and any other existing Third Issuer Account Bank shall execute such documents and take such actions as the new Third Issuer Account Bank and the outgoing retiring Third Issuer Account Bank and the Security Trustee may require for the purpose of vesting in the new Third Issuer Account Bank the rights and obligations of the outgoing Third Issuer Account Bank and releasing the outgoing Third Issuer Account Bank from its future obligations under this Agreement.

8.    TERMINATION

8.1   Termination Events

      Subject always to obtaining the prior written consent of the Security Trustee, the Third Issuer Cash Manager or the Third Issuer shall terminate this Agreement and shall (in the case of any of the paragraphs (b) to (e) below) or may (in the case of paragraphs (a) and (f) below) terminate this Agreement and close the Third Issuer Transaction Account by serving a written notice of termination on the Third Issuer Account Bank in any of the following circumstances:

      (a) if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on the Third Issuer Transaction Account; or

      (b) the short-term, unsecured, unsubordinated and unguaranteed debt obligations of the Third Issuer Account Bank cease to have a rating of at least P-1 from Moody's, A-1+ from S&P or F1+ from Fitch, as the case may be; or

      (c) if the Third Issuer Account Bank, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in paragraph
            (d) below, ceases or, through an authorised action of the board of directors of the Third Issuer Account Bank, threatens to cease to carry on all or substantially all of its business or is deemed unable to pay its debts as and when they fall due within the meaning of section 123(1)(a) of the Insolvency Act 1986 (on the basis that the reference in such section to(pound)750 was read as a reference to(pound)10 million), sections 123(1)(b), (c), (d) and (e) (on the basis that the words "for a sum exceeding(pound)10 million" were inserted after the words "extract registered bond" and "extract registered protest" and section 123(2) of the Insolvency Act 1986 (as that Section may be amended) or ceases to be an authorised institution under the Financial Services and Markets Act 2000; or

      (d) if an order is made or an effective resolution is passed for the winding-up of the Third Issuer Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction the terms of which have previously been approved in writing by the Security Trustee (such approval not to be unreasonably withheld or delayed); or


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      (e)   if proceedings  are initiated  against the Third Issuer Account Bank
            under   any   applicable   liquidation,    insolvency,   bankruptcy,
            composition, reorganisation (other than a reorganisation where the Third Issuer Account Bank is solvent) or other similar laws
            (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Security Trustee, being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to the Third Issuer Account Bank or in relation to the whole or any substantial part of the undertaking or assets of the Third Issuer Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Third Issuer Account Bank, or a distress, execution or diligence or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Third Issuer Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or the
            Third  Issuer   Account  Bank  initiates  or  consents  to  judicial
            proceedings   relating  to  itself  under  applicable   liquidation,
            insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any of indebtedness; or

      (f) if the Third Issuer Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three London Business Days after the Third Issuer Cash Manager or the Security Trustee, as the case may be, has given notice of such failure.

8.2   Termination Option

      The Third Issuer and the Security Trustee, upon a breach by the Third Issuer Account Bank of its obligations under this Agreement, the Bank Account Agreement, the Funding 1 Guaranteed Investment Contract, the Mortgages Trustee Guaranteed Investment Contract, the Funding 1 Liquidity Facility Agreement, the Cash Management Agreement, the Third Issuer Cash Management Agreement, or the Servicing Agreement may, by giving one month's prior written notice to the Third Issuer Account Bank (with a copy to the Security Trustee), terminate the appointment of the Third Issuer Account Bank, provided that:

      (a) such termination shall not be effective until a replacement financial institution or institutions (in each case (i) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (ii) being an authorised institution under the Financial Services and Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

      (b) such termination would not adversely affect the then current ratings of the Third Issuer Notes.

      The Third Issuer Cash Manager and the Third Issuer shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 60 days of the date of the notice. In the event of such termination the Third Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby and the Third Issuer shall reimburse the Third Issuer Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

8.3   Notification of Termination Event

      Each of the Third Issuer, the Third Issuer Cash Manager and the Third Issuer Account Bank undertakes and agrees to notify the Security Trustee in accordance with Clause 12 promptly upon becoming aware thereof of any event which would or could entitle the Security Trustee to serve a notice of termination pursuant to Clause 8.4.

8.4   Termination by Security Trustee

      In addition, prior to the service of a Third Issuer Intercompany Loan Acceleration Notice or a Third Issuer Note Acceleration Notice, the Security Trustee may terminate this Agreement and close the Third Issuer Transaction Account by serving a notice of termination if any of the events specified in Clause 8.1(a) to (f) (inclusive) of this Agreement occurs in relation to the Third Issuer Account Bank. Following the service of a Third Issuer Intercompany Loan Acceleration Notice or a Third Issuer Note Acceleration Notice, the Security Trustee may serve a notice of termination at any time.

8.5   Automatic Termination

      This Agreement shall automatically terminate (if not terminated earlier pursuant to this Clause 8) on the date falling 90 days after all Third Issuer Secured Obligations have been irrevocably discharged in full.

8.6   Termination by Third Issuer Account Bank

      The Third Issuer Account Bank may terminate this Agreement and cease to operate the Third Issuer Transaction Account at any time:

      (a) on giving not less than six months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London Business Days before an Interest Payment Date to each of the other parties hereto without assigning any reason therefor; and

      (b) on giving not less than three months' prior written notice thereof ending on any London Business Day which does not fall on either an Interest Payment Date or less than 10 London Business Days before an Interest Payment Date to each of the other parties hereto, if the Third Issuer Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month, provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice the notice shall have no effect,

      Provided that such termination shall not take effect:

      (i) until a replacement financial institution or institutions (in each case, (A) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 (in the case of Moody's) and A-1+ (in the case of S&P) and F1+ (in the case of Fitch) and (B) being an authorised institution under the Financial Services and

            Markets Act 2000) shall have entered into an agreement in form and substance similar to this Agreement; and

      (ii) if the then current ratings of the Third Issuer Notes would be adversely affected thereby.

      In either case the Third Issuer Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation the Third Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

9.    FURTHER ASSURANCE

      The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

10.   CONFIDENTIALITY

      None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by the Inland Revenue or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

11.   COSTS

      The Third Issuer agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of the Third Issuer Account Bank in connection with the negotiation of this Agreement and the establishment of the Third Issuer Transaction Account respectively and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to Clauses 7, 8 (other than Clauses 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.1(f), 8.5 and 8.6(a)) and 9.

12.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Third Issuer Cash Manager, to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS

            Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

      (b) in the case of the Third Issuer, to Permanent Financing (No. 3) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (020) 7556 0975) for the attention of the Directors with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

      (c) in the case of the Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44
            (020) 7964 6399) for the attention of Global Structured Finance - Corporate Trust; and

      (d) in the case of the Third Issuer Account Bank, the Bank of Scotland plc, Leeds Business Centre, 116 Wellington Street, Leeds, LS1 4LT (facsimile number +44 (0) 1132 155804) for the attention of the Associate Director with copies to: Bank of Scotland plc, c/o Halifax plc, Bradford Business Centre, 28 Bank Street, Bradford BD1 1PT (facsimile number +44 (0) 1274 725290 for the attention of the Associate Director; Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation; and HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation.

13.   INTEREST

13.1 The Third Issuer Account Bank shall pay, on the first day of each month (or if such day is not a London Business Day on the next succeeding London Business Day) in respect of the preceding month, interest on any cleared credit balances on the Third Issuer Transaction Account at a rate of Sterling-LIBOR for three month sterling deposits in respect of such period less 0.25 per cent. per annum.

13.2 Any Third Issuer Non-Sterling Account opened with the Third Issuer Account Bank or any other bank shall be an interest bearing account.

14.   WITHHOLDING

      All payments by the Third Issuer Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Third Issuer Account Bank shall:

      (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

      (b) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;

      (c) furnish to the Third Issuer or the Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:

            (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

            (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

      (d) account to the Third Issuer in full by credit to the Third Issuer Transaction Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the Third Issuer Account Bank has made pursuant to this Clause 14 and which is subsequently received by the Third Issuer Account Bank.

15.   TAX STATUS

15.1 The Third Issuer Account Bank hereby represents and warrants that it is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988, is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and undertakes that it will not cease to be so or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

15.2 The Third Issuer Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the relevant Third Issuer Account Bank in Clause 15.1 above.

16.   ENTIRE AGREEMENT

      This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

17.   VARIATION AND WAIVER

      No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties hereto. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   ASSIGNMENT

      Subject as provided in or contemplated by Clauses 5.1(f) and 7.2:

      (a) the Third Issuer Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Third Issuer and the Security Trustee;

      (b) the Third Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Third Issuer Account Bank and the Security Trustee; and

      (c) the Third Issuer Account Bank may not act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Third Issuer and the Security Trustee (such consent not to be unreasonably withheld).

19.   THE SECURITY TRUSTEE

      The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Third Issuer Cash Manager, the Third Issuer Account Bank or the Third Issuer hereunder. Furthermore, any liberty or power which may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but shall in any event be exercised in accordance with the provisions of the Funding 1 Deed of Charge.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.   COUNTERPARTS

      This Agreement may be signed (manually or by facsimile) and delivered in one or more counterpart, all of which, taken together, shall constitute one and the same document.

22.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of England.

23.   SUBMISSION TO JURISDICTION

      Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

                                   SCHEDULE 1

                FORM OF THIRD ISSUER TRANSACTION ACCOUNT MANDATE

                              In the form attached

                                   SCHEDULE 2

                  FORM OF NOTICE OF CHARGE AND ACKNOWLEDGEMENT

                                     PART 1

               NOTICE OF CHARGE - THIRD ISSUER TRANSACTION ACCOUNT

To:                        The Governor and Company of the Bank of Scotland
                           116 Wellington Street
                           Leeds
                           LS1 4LT

For the attention of:      Company Secretary

With a copy to:            The Bank of New York
                           48th Floor
                           One Canada Square
                           London
                           E14 5AL

For the attention of:      Global Structured Finance - Corporate Trust

                                                                   Date: o, 2003

Dear Sirs,

Re: Permanent Financing (No. 3) PLC - Account Number o (sort code [12-24-55]) (the Third Issuer Transaction Account)

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Halifax plc and The Bank of New York, (the Security Trustee), a copy of which is enclosed (the Third Issuer Deed of Charge), we:

(a) charged by way of first fixed charge all of our right, title, benefit and interest present and future in, to and under the Third Issuer Transaction Account and all sums of money standing to the credit thereof and all interest accruing thereon from time to time; and

(b) assigned all of our right, title, benefit and interest present and future in, to and under the Third Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Security Trustee and Halifax plc in its capacity as Third Issuer Cash Manager.

Accordingly, amounts may and shall be withdrawn from time to time from the Third Issuer Transaction Account in accordance with the provisions of the Third Issuer Cash Management Agreement until such time as you receive notice in writing from the Security Trustee in which case you shall thereafter comply with all directions of the Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written consent of the Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Security Trustee at 48th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance - Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England. Words defined in the Amended and Restated Master Definitions and Construction Schedule referred to in Clause 1 of the Third Issuer Deed of Charge shall have the same meaning in this notice.

Yours faithfully

............................................
for and on behalf of
PERMANENT FINANCING (NO. 3) PLC

                                     PART 2

               ACKNOWLEDGEMENT - THIRD ISSUER TRANSACTION ACCOUNT

To:         Permanent Financing (No. 3) PLC
            Blackwell House
            Guildhall Yard
            London EC2V 5AE
            For the attention of the Company Secretary

and to:     The Bank of New York
            48th Floor
            One Canada Square
            London
            E14 5AL
            (the Security Trustee)

            For the attention of Global Structured Finance - Corporate Trust

                                                                   Date: o, 2003

Dear Sir,

Re: Permanent Financing (No. 3) PLC - Account Number o (sort code [12-24-55]) (the Third Issuer Transaction Account)

We acknowledge receipt of your letter dated o, 2003, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain the above account with us, we now agree and confirm to the Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England.

Yours faithfully,

..............................................

for and on behalf of
The Governor and Company of the Bank of Scotland

                                   SIGNATORIES

Third Issuer

SIGNED by                                               )
for and on behalf of                                    )
PERMANENT FINANCING (NO. 3) PLC                         )

Third Issuer Cash Manager

SIGNED by                                               )
for and on behalf of                                    )
HALIFAX plc                                             )

Third Issuer Account Bank

SIGNED by                                               )
for and on behalf of                                    )
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND        )
                                                        )

Security Trustee

SIGNED by                                               )
for and on behalf of                                    )
THE BANK OF NEW YORK                                    )